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                                                                   Exhibit 10.15

                             AMENDMENT NO. 1 TO THE
                            PRODUCT RIGHTS AGREEMENT

     This Amendment No. 1 ("Amendment No. 1") is made this 20th day of May, 1999 (the "Amendment Effective Date") by and between AMERICAN HOME PRODUCTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal office at Five Giralda Farms, Madison New Jersey 07940 ("AHPC") and IMMUNEX CORPORATION, a corporation organized and existing under the laws of the State of Washington and having its principal office at 51 University Street, Seattle, Washington 98101 ("IMMUNEX"), and amends the Product Rights Agreement effective as of July 1, 1998, by and among AHPC, IMMUNEX and American Cyanamid Company ("Product Rights Agreement")

     WHEREAS, AHPC and IMMUNEX have entered into a certain Note Purchase Agreement as of the date hereof, pursuant to which IMMUNEX has issued, and AHPC has purchased, a 3% Convertible Subordinated Note due 2006 in the principal amount of $450 million ("Note"), which Note is convertible, in whole or in part, into common stock of IMMUNEX at a specified price per share, subject to adjustment in certain circumstances;

     WHEREAS, AHPC and IMMUNEX have agreed that the shares that are subject to issuance to AHPC upon conversion of the Note may be included in the calculation of AHPC's ownership of Immunex common stock for certain purposes;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

     1. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Product Rights Agreement.

     2. Section 8.5 of the Product Rights Agreement shall be amended to add the following sentence:

          For purposes of this Section 8.5, any shares of common stock issuable upon conversion of the Note issued by the Company and purchased by AHP pursuant to the Note Purchase Agreement dated as of May 20, 1999 shall, at the option of AHP, be included in any determination of whether AHP is a majority shareholder of Immunex.

     3. Except as otherwise set forth in this Amendment No. 1, all other terms and provisions of the Product Rights Agreement shall remain in full force and effect.

     4. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.

IMMUNEX CORPORATION                           AMERICAN HOME PRODUCTS CORPORATION

By: /s/ Edward V. Fritzky                     By: /s/ Gerald A. Jibilian

Name: Edward V. Fritzky                       Name: Gerald A. Jibilian
Title: Chairman and Chief Executive Officer   Title: Vice President


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